                                                                    Exhibit 99.4


                                                                  EXECUTION COPY


                             MOST FAVORED SUPPLIER


                                      AND


                              ALLIANCE AGREEMENT


                                     AMONG


                    SCHLUMBERGER OILFIELD HOLDINGS LIMITED


                      SCHLUMBERGER TECHNOLOGY CORPORATION


                                      AND


                    HANOVER COMPRESSION LIMITED PARTNERSHIP


                                     Dated


                                August 31, 2001

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I  PURPOSE OF STRATEGIC ALLIANCE.......................................................................   2
         1.1      Mission Statement............................................................................   2
         1.2      Alliance Objectives..........................................................................   2
         1.3      Alliance Goals...............................................................................   2

ARTICLE II  OPERATION OF THE STRATEGIC ALLIANCE................................................................   3
         2.1      Management of Activities under the Strategic Alliance........................................   3
         2.2      Meetings of the Management Committee.........................................................   3
         2.3      Responsibilities of the Management Committee.................................................   3
         2.4      No Solicitation of Employees.................................................................   5

ARTICLE III  RESPONSIBILITIES OF THE PARTIES...................................................................   6
         3.1      Joint Responsibilities of Hanover and Schlumberger...........................................   6
         3.2      Pursuing Designated Projects.................................................................   7
         3.3      Business Cooperation in Schlumberger GeoMarkets..............................................   8
         3.4      Most Favored Supplier Status.................................................................   9
         3.5      Automation Systems Alignment/Licensing.......................................................  11
         3.6      Business Process Alignment/ISO Certification/Schlumberger QHSE Standards.....................  12

ARTICLE IV  TERM AND PAYMENT...................................................................................  12
         4.1      Consideration................................................................................  12
         4.2      Initial Term.................................................................................  13
         4.3      Additional Terms.............................................................................  13
         4.4      Termination for Default or Otherwise.........................................................  13
         4.5      Registration Rights Agreement................................................................  14

ARTICLE V  REPRESENTATIONS AND WARRANTIES......................................................................  14
         5.1      Representations and Warranties of the Parties................................................  14
         5.2      Additional Representation of Schlumberger....................................................  14
         5.3      Survival of Representations and Warranties...................................................  15

ARTICLE VI  TAXES..............................................................................................  15
         6.1      Taxes........................................................................................  15
         6.2      Withholding Taxes............................................................................  15
         6.3      Sales and Value Added Tax....................................................................  16
         6.4      Definitions..................................................................................  16

ARTICLE VII  INDEMNIFICATION AND INSURANCE.....................................................................  16
         7.1      INDEMNIFICATION..............................................................................  16
         7.2      Insurance....................................................................................  17
         7.3      Survival.....................................................................................  17

                               TABLE OF CONTENTS
                                  (continued)

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
ARTICLE VIII  PROPRIETARY INFORMATION..........................................................................  17
         8.1      Proprietary Information......................................................................  17
         8.2      Disclosure...................................................................................  17
         8.3      Covenant.....................................................................................  17
         8.4      Authorization................................................................................  18
         8.5      Right to Disclose............................................................................  18
         8.6      No Rights to Proprietary Information.........................................................  18
         8.7      Legal Process................................................................................  18
         8.8      Survival.....................................................................................  19

ARTICLE IX  INVENTIONS AND DISCOVERIES.........................................................................  19
         9.1      Single Party Inventions and Discoveries......................................................  19
         9.2      Joint Inventions and Discoveries.............................................................  19

ARTICLE X  NON-COMPETITION.....................................................................................  20

ARTICLE XI  WITHHOLDING OF INTEREST PAYMENTS...................................................................  20

ARTICLE XII  MISCELLANEOUS.....................................................................................  21
         12.1     Legal Relationship of Parties................................................................  21
         12.2     Non-Exclusivity..............................................................................  21
         12.3     Compliance With Laws.........................................................................  21
         12.4     Assignment...................................................................................  21
         12.5     Publicity....................................................................................  21
         12.6     Entire Agreement.............................................................................  22
         12.7     Notices......................................................................................  22
         12.8     Forum; Waiver of Jury Trial..................................................................  23
         12.9     Limitation on Damages........................................................................  23
         12.10    Costs and Expenses...........................................................................  23
         12.11    Counterparts.................................................................................  24
         12.12    Severability.................................................................................  24
         12.13    Waiver.......................................................................................  24
         12.14    Compliance with FCPA.........................................................................  24
         12.15    Further Assurances...........................................................................  24
         12.16    Applicable Law...............................................................................  24

                 MOST FAVORED SUPPLIER AND ALLIANCE AGREEMENT


     This MOST FAVORED SUPPLIER AND ALLIANCE AGREEMENT (this "Agreement") is
                                                              ---------
entered into and effective this 31st day of August, 2001 by and among SCHLUMBERGER OILFIELD HOLDINGS LIMITED, a British Virgin Islands corporation ("SOHL"), SCHLUMBERGER TECHNOLOGY CORPORATION, a Texas corporation ("STC" and
  ----                                                               ---
together with SOHL, "Schlumberger"); and HANOVER COMPRESSION LIMITED
                     ------------
PARTNERSHIP, a Delaware limited partnership, together with its affiliates ("Hanover"). In addition, CAMCO INTERNATIONAL INC., a Delaware corporation, and
  -------
HANOVER COMPRESSOR COMPANY, a Delaware corporation, each join in making this Agreement for the limited purposes described above such entity's name on the signature pages hereto. Schlumberger and Hanover are sometimes referred to individually as a "Party" and collectively as the "Parties." To the extent this
                   -----                           -------
Agreement refers to rights or obligations of Schlumberger within the United States, the term "Schlumberger" shall mean only STC and to the extent that this
                  ------------
Agreement refers to rights and obligations of Schlumberger outside the United States, the term "Schlumberger" shall mean only SOHL.
                  ------------

                                   RECITALS

     WHEREAS, Schlumberger is a respected developer and worldwide provider of drilling, completion, production and project management services, together with specialized know-how, ideas and technology relating thereto, and presently possesses the expertise and business contacts to market and develop such services on a worldwide basis;

     WHEREAS, Hanover is a respected worldwide provider of full service natural gas compression on a rental, contract compression, maintenance and acquisition leaseback basis, including the servicing, financing, fabrication and equipment for contract natural gas, oil and water handling applications, power generation, pump systems and gas measurement;

     WHEREAS, Schlumberger and Hanover have agreed to enter into a strategic relationship (the "Strategic Alliance") and, subject to the terms hereof, to
                   ------------------
align their respective resources for the purpose of enhancing the Parties ability to, individually or collectively, provide best value solutions in agreed upon sectors of the oil and gas industry worldwide;

     WHEREAS, Schlumberger and Hanover have agreed that Hanover shall enter into a most favored supplier relationship pursuant to which, subject to the terms hereof, Hanover shall be Schlumberger's most favored supplier (the "MFS
                                                                    ---
Relationship") with respect to all of Schlumberger's and it affiliates' gas
------------
compression and certain oilfield surface production requirements; and

     WHEREAS, Schlumberger and Hanover desire to enter into such Strategic Alliance and MFS Relationship upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Schlumberger and Hanover agree as follows:

                                   ARTICLE I

                         PURPOSE OF STRATEGIC ALLIANCE

     1.1 Mission Statement. It is the mission of the Parties to align their respective goals and resources whenever mutually determined to be consistent with their common commercial interests for the purpose of fostering and maintaining a dynamic and enduring collaborative relationship which will enhance their ability to meet the needs of the oil and gas industry worldwide for best value solutions utilizing their complimentary alliance services.

     1.2 Alliance Objectives. The purpose of the Strategic Alliance is for Schlumberger and Hanover to work together with the goal of creating a comprehensive, mutually satisfactory, long-term relationship to:

          (a) Enhance Schlumberger's and Hanover's ability to provide coordinated services to customers.

          (b) Exploit common areas of potential business growth through operational and technical synergies.

          (c) Assist Hanover in penetrating and establishing a presence in certain new international markets.

          (d) Develop solutions which result in lower lease operating expense to clients through enhanced production and more efficient equipment and capital utilization.

     1.3 Alliance Goals. The intent of the Parties in entering the Strategic Alliance is to develop, support and continuously improve the way Schlumberger and Hanover conduct business together when mutually determined to be appropriate by establishing and meeting the following goals:

          (a) Schlumberger and Hanover will be committed to conducting their activities under the Strategic Alliance in a safe and environmentally responsible manner.

          (b) Schlumberger and Hanover will develop an in-depth understanding of their respective needs and capabilities in order to continuously improve the Strategic Alliance and the services they provide under the Strategic Alliance.

          (c) Schlumberger and Hanover will establish common success assessment systems for their performance under the Strategic Alliance.

          (d) The management of Schlumberger and Hanover will support the development, growth and success of the Parties under the Strategic Alliance during the term thereof.

                                  ARTICLE II

                      OPERATION OF THE STRATEGIC ALLIANCE

     2.1 Management of Activities under the Strategic Alliance. Each Party shall designate three representatives (each a "Designated Representative") to
                                               -------------------------
participate on a Management Committee (the "Management Committee"). The
                                            --------------------
Management Committee shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out its responsibilities hereunder. Two (2) Designated Representatives shall constitute a quorum for the transaction of the business of the Management Committee; provided, that at least one (1) Designated
                                      --------
Representative of Schlumberger and one (1) Designated Representative of Hanover shall be present for a quorum to exist. All decisions of the Management Committee must be unanimously approved by the Designated Representative present at the meeting and shall be final and binding upon the Parties hereto. Schlumberger hereby designates (i) Ruben Saier, (ii) Ian Falconer and (iii) Pedro Serrano as its initial Designated Representatives. Hanover hereby designates (i) Michael J. McGhan, (ii) Charles D. Erwin and (iii) Steve Gill as its initial Designated Representatives. Either Party may replace any of its Designated Representatives by providing written notice thereof to the other Party; provided that such successor Designated Representative shall be reasonably acceptable to the other Party. The Management Committee may, in its discretion, resolve to appoint one or more alliance managers (each an "Alliance
                                                                       --------
Manager") to act as agents of the Management Committee with respect to the day-
-------
to-day management and coordination of the Parties' efforts pursuant to the Strategic Alliance and all other matters deemed appropriate to be delegated by such Management Committee.

     2.2 Meetings of the Management Committee. Meetings of the Management Committee shall be conducted with such frequency as the Management Committee shall deem appropriate; provided that the Management Committee shall at a minimum (a) conduct a meeting (whether in person or by telephone) once per calendar quarter and (b) conduct an in person meeting once per calendar year. The meetings conducted in person shall be at a location determined by the Management Committee.

     2.3 Responsibilities of the Management Committee. The Management Committee shall be responsible for the coordination, management and oversight of the Parties' activities under the Strategic Alliance. Without limiting the generality of the foregoing, the Management Committee shall have the following responsibilities (which responsibilities the Management Committee may delegate to the Alliance Managers or other representatives of Schlumberger and Hanover):

          (a)  Annual Performance Goals. On or prior to November 1 of each
               ------------------------
calendar year during the Term of the Strategic Alliance, the Management Committee shall evaluate, establish and adopt performance goals (the "Performance Goals") with respect to each Party's expected activities under the
 -----------------
Strategic Alliance for the upcoming calendar year. Such Performance Goals shall be detailed and specific, and shall include objective and quantifiable metrics against which to measure the benefits to the Parties of the Strategic Alliance and each Party's contributions thereto.

          (b)  "Lay-Out Meetings"; Sustained Internal Marketing. On or prior to
                -----------------------------------------------
the date that is three (3) months from the date hereof, the Management Committee shall host a series of "lay-out" meetings (the "Lay-Out Meetings") with certain
                                                ----------------
key employees and sales people of Schlumberger and Hanover. The purpose of the Lay-Out Meetings shall be to introduce the mission, goals and objectives of the Parties under the Strategic Alliance to such persons. The Management Committee shall develop the agenda for the Lay-Out Meetings. In addition, the Management Committee shall be responsible on an ongoing basis for ensuring that the Strategic Alliance is marketed within the Parties' respective organizations. This shall include such communication as the Management Committee shall deem appropriate of the status, progress and benefits to the Parties of the Strategic Alliance.

          (c)  Long-Term Strategic Plan. On or prior to the date that is six (6)
               ------------------------
months from the date hereof and annually thereafter, the Management Committee shall evaluate, establish and adopt or update a long-term strategic plan (the "Strategic Plan") for the Parties under the Strategic Alliance. The purpose of
 --------------
the Strategic Plan shall be to identify common areas of potential growth and future business opportunities for the Parties under the Strategic Alliance and to evaluate the evolving technology needs and synergies of products and services of the Parties within the MFS Scope (as defined in Section 3.4(c) hereof) or in
                                                   ---------------------
other areas where the Parties may deem it favorable to collaborate.

          (d)  Identification and Pursuit of Leads and Business Projects. Within
               ---------------------------------------------------------
thirty (30) days of the date hereof, the Management Committee shall adopt a non-exclusive, initial list of build, own and operate projects (the "Designated
                                                                 ----------
Projects List") agreed by the Parties to be within the scope of the Strategic
-------------
Alliance and mutually beneficial to pursue jointly. Build, own and operate projects ("B.O.O. Projects") are projects with an extended term and ownership
           ---------------
component by one or more of the parties plus ongoing operational, maintenance or other services. The Management Committee shall coordinate and direct the efforts of the Parties to submit qualifying bids for the purpose of winning the B.O.O. Projects set forth on the Designated Projects List (such B.O.O. Projects are hereinafter referred to as "Designated B.O.O. Projects"). In addition, the
                            --------------------------
Management Committee shall review the contents of such Designated Projects List at each meeting thereof and shall update and revise such Designated Projects List as appropriate at such time. It shall be the responsibility of the Management Committee to develop and implement a business plan with respect to the joint identification and pursuit by the Parties under the Strategic Alliance of new customer leads and B.O.O. Projects. Such business plan shall include the joint marketing and advertising of the services offered by the Parties under the Strategic Alliance.

          (e)  General Guidelines regarding Contracts with Customers. On or
               -----------------------------------------------------
prior to the date that is twelve (12) months from the date hereof and annually thereafter, the Management Committee shall oversee the Parties' development or updating of broad written guidelines (the "Contracting Guidelines") to govern
                                           ----------------------
the Parties' contracts with customers with respect to Designated B.O.O. Projects. Such Contracting Guidelines shall include, but shall not be limited to, marketing, bidding, contracting and risk management, pricing, invoicing, revenue sharing and collections procedures, it being acknowledged and agreed that the Management Committee may as it deems appropriate determine and agree upon modifications to such procedures on a project-by-project basis taking into account customer needs and the laws and regulations applicable in the jurisdiction in which the project is to be performed.

          (f)  Quarterly Review. Once per calendar quarter, the Management
               ----------------
Committee shall discuss Schlumberger's needs within the MFS Scope and other areas where Hanover may be able to provide products or services to Schlumberger. These discussions will also include topics such as the technical requirements of equipment Schlumberger expects to need in the future. The Management Committee will review the performance of the Parties with respect to the MFS Relationship, and other issues relating to the projects on which the Parties are working together with respect to the MFS Relationship and discuss ways to improve such relationship. The Management Committee shall also review any projects as to which Hanover submitted a quote but was not selected as a provider of products or services and discuss the reason(s) that Hanover was not selected and how Hanover may improve its chances of being selected on such projects in the future.

     In addition, Hanover's Designated Representatives may petition Schlumberger's Designated Representatives to expand the MFS Scope to include products or services currently classified as Supplemental Products and Services. The decision whether to include any such products or services in the MFS Scope shall be in Schlumberger's sole discretion, but shall include such factors as quality, price, reputation, market share, compatibility with Schlumberger's needs and whether such products or services compete with any Schlumberger products or services or products or services for which Schlumberger has existing supplier relationships. Hanover's Designated Representatives may also petition Schlumberger's Designated Representatives to include additional Hanover products or services in the Supplemental Products and Services on a similar basis.

          (g)  Annual Report and Performance Audit. On or prior to the date that
               -----------------------------------
is forty-five (45) days following the end of each calendar year during the Term of the Strategic Alliance, the Management Committee shall prepare and deliver to the Parties an annual report and performance audit (the "Annual Report") with
                                                         -------------
respect to the immediately preceding year. The Annual Report shall summarize the performance of the Parties under the Strategic Alliance during the immediately preceding year against the Performance Goals.

          (h)  Interpretation and Dispute Resolution. The Management Committee
               -------------------------------------
shall be responsible for interpreting and applying this Agreement and the obligations imposed on the Parties hereunder. Any dispute, claim or controversy arising out of this Agreement shall be submitted to the Management Committee for resolution. The Management Committee's decision as to any such dispute, claim or controversy shall be final and binding on the Parties. If the Management Committee is unable to resolve such dispute, claim or controversy within thirty
(30) days following the date of submission, the Parties may pursue all legal remedies.

     2.4 No Solicitation of Employees. Except as provided in the Stock Purchase Agreement, during the term of the Strategic Alliance and for twelve (12) months after the date of termination of the Strategic Alliance, Hanover and Schlumberger agree that they will not, and will cause their respective affiliates not to, directly or indirectly, in any capacity whatsoever, recruit or solicit, or attempt to induce or solicit any employee of the other party to terminate or alter his or her relationship with that party. However, the foregoing shall not prohibit either party from hiring employees of the other party who respond to general solicitations not directed at specific individuals, or from hiring employees of the other party who initiate contact with such party to seek employment without having been solicited by such party. For purposes of this
Section 2.4, "general solicitations" shall mean (i) advertising for employment
-----------
in any bulletin board (including electronic bulletin boards), newspaper, trade journal or other publication available for general distribution to the public without specific reference to any particular employees; (ii) participation in any hiring fair or similar event open to the public not targeted at either Party's employees; and (iii) use of recruiting or employee search firms by a Party that have been instructed by that Party not to target any specific employees of the other Party.

                                  ARTICLE III

                        RESPONSIBILITIES OF THE PARTIES

     3.1  Joint  Responsibilities  of Hanover and Schlumberger.  Hanover and
          ----------------------------------------------------
Schlumberger shall have joint  responsibility for the following matters:

          (a) Providing necessary and appropriate information to the Management Committee, as and when requested, in a prompt and timely manner (including, without limitation, financial information and performance data necessary for the Management Committee to evaluate and establish the Performance Goals, the Strategic Plan and the Annual Report).

          (b) Providing necessary and appropriate support to the Management Committee, as and when requested, in a prompt and timely manner (including, without limitation, technical and engineering support in developing the Performance Goals and the Strategic Plan).

          (c) Making key employees and sales people available for the Lay-Out Meetings and to facilitate the on-going internal marketing of the Parties' activities under the Strategic Alliance.

          (d)  Developing the Contracting Guidelines.

          (e) Developing a joint strategy and plan with respect to each Designated B.O.O. Project.

          (f) Providing training to key employees and sales people for each of Hanover and Schlumberger to enable each Party to effectively promote each other's products and services that are within the scope of the Alliance.

          (g) Coordinating marketing and sales activity with respect to this Agreement and the Parties' activities under the Strategic Alliance on a regular basis.

          (h) Making sufficient employees and resources available to meet the Performance Goals and the general goals and objectives of the Parties under the Strategic Alliance.

          (i) Providing all reasonably necessary technical support to each other, including the provision of a sufficient number of qualified personnel, in connection with preparing and submitting a quote with respect to any Designated B.O.O. Project (including technical presentations, quotes and proposal preparations).

          (j) Evaluating existing customers and prospects to determine which may provide business opportunities for the Parties under the Strategic Alliance.

          (k) Other joint responsibilities as determined in the discretion of the Management Committee.

     3.2  Pursuing Designated B.O.O. Projects.

          (a)  Generally. With respect to each Designated B.O.O. Project, the
               ---------
Parties will proceed to (1) jointly submit a quote according to a prime/subcontract relationship with Schlumberger as the prime contractor (the "Prime") and Hanover as the Subcontractor (the "Sub"), or (2) jointly submit a
 -----
quote as two concurrent but separate contractors or under such other structure as required by the client or as otherwise agreed by the Management Committee; provided, however, that Schlumberger would not be a Sub under any such structure. The Management Committee (or, if delegated by the Management Committee to the Alliance Managers or other representatives of Schlumberger and Hanover, such Alliance Managers or other representatives) will determine the scope of services to be provided by each Party should a contract be awarded. The Parties agree to use commercially reasonable efforts to cause the customer with respect to such Designated B.O.O. Project to award a contract to the Prime and to accept the Party designated as the Sub, or to award separate contracts to each of Hanover and Schlumberger, as applicable. If Hanover wants to pursue a project with Schlumberger in which Schlumberger will be the subcontractor to Hanover, Schlumberger shall have complete discretion as to whether it wants to pursue that project and any such project shall be outside the terms, provisions and scope of the Strategic Alliance.

          (b)  Prime/Sub  Relationship.  In the event that the Management
               -----------------------
Committee determines to pursue a Designated B.O.O. Project according to a prime/subcontract relationship, the following guidelines shall be followed:

               (i) The Prime and the Sub shall work cooperatively to submit a quote, provided that (1) the Prime shall have authority to decide, in its reasonable discretion, the final form and content of the Parties' quote, and (2) the Prime shall retain final control of all post-award activities as prime contractor, including but not limited to project management, technical direction and client interaction.

               (ii) The Sub shall (1) timely prepare and submit to the Prime the substantive content of the Sub's proposal, and (2) furnish appropriately qualified personnel, information and materials, as necessary, and devote substantial efforts to assist the Prime in developing and preparing the proposal.

               (iii) If a contract is awarded to the Prime during the Term hereof, the Prime and the Sub shall enter into a subcontract for such work, which subcontract shall be on terms usual and customary in the Parties' industry and shall be consistent with the Contracting Guidelines developed by the Parties and the Management Committee.

          (c)  Pricing. With respect to any Designated B.O.O. Project, each
               -------
Party shall have the right to designate its own pricing and payment terms in accordance with its own business practices to such Party's accounts.

     3.3  Business Cooperation in Schlumberger GeoMarkets.

          (a)  Generally. Schlumberger agrees, through its Production Services
               ---------
and Engineering segment ("PSE"), to assist Hanover in developing Hanover's
                          ---
businesses, as such businesses currently operate and any natural evolution thereof, that are not in competition with Schlumberger's businesses, as such businesses currently operate and any natural evolution thereof, in all cases, anywhere in the world in which Schlumberger currently does business and in which Hanover does not yet have a meaningful presence (the "Business Cooperation
                                                      --------------------
Objective"). It is the intent of the Parties that the Business Cooperation
---------
Objective be interpreted and modified from time to time as deemed appropriate by the Management Committee. The nature and scope of Schlumberger's responsibility hereunder shall initially consist of that set forth in Section 3.3(b), but may
                                                       --------------
be extended to Hanover in other areas over time on terms to be mutually agreed, as deemed appropriate by the Management Committee.

          (b)  Cooperative GeoMarkets. On or prior to December 31, 2001, Hanover
               ----------------------
will, in consultation with Schlumberger, identify (6) top Schlumberger GeoMarkets (geographic business units defined by Schlumberger) where PSE/Hanover synergies may be produced (the "Cooperative GeoMarkets"). The Management
                                ----------------------
Committee may from time-to-time thereafter update the list of Cooperative GeoMarkets; provided, however, that such list shall never exceed six (6) Cooperative GeoMarkets. In each Cooperative GeoMarket, during the Term of this Agreement, Schlumberger agrees to provide Hanover the support of Schlumberger's full infrastructure within each Cooperative GeoMarket. Such support shall include:

               (i)    Designated Employees. For a period of five (5) years from
                      --------------------
the date hereof, Schlumberger shall host one (1) Hanover employee in each Cooperative GeoMarket (each a "Designated Employee") pursuant to the terms and
                               -------------------
conditions hereof. The Designated Employee for each Cooperative GeoMarket shall be selected by Hanover; provided that such Designated Employee shall be reasonably acceptable to Schlumberger. Hanover may replace any of its Designated Employees by providing written notice thereof to Schlumberger; provided that such successor Designated Employee shall be reasonably acceptable to Schlumberger. On or before the date that is three (3) months from the date on which Hanover selects a Designated Employee, Schlumberger shall provide an office space for such Designated Employee in the Schlumberger headquarters in the respective Cooperative GeoMarket. Schlumberger shall generally assist such Designated Employee to accomplish the Business Cooperation Objective. In addition, Schlumberger shall provide a level of administrative and secretarial support, at its cost, to such Designated Employee commensurate with that provided to PSE's managerial employees in such Cooperative GeoMarket. Schlumberger shall also assist Hanover, if so requested, in the hiring, training and overseeing of the Designated Employees.

          Each Designated Employee shall be an employee of and paid by Hanover and shall report to and take direction from Hanover. During the first year of each Designated Employee's employment within the applicable Cooperative GeoMarket (i.e. one Cooperative GeoMarket per Designated Employee), Hanover shall record all salary, benefits and employment taxes paid to or on behalf of that Designated Employee. Schlumberger shall reimburse Hanover for one-half of that amount within 30 days after receiving a detailed invoice for same from Hanover. Each such Designated Employee shall sign a confidentiality agreement in the form attached hereto as Exhibit 3.3(b) for the benefit of Schlumberger and
                            --------------
its affiliates.

               (ii)   Hiring Foreign Nationals. For a period of five (5) years
                      ------------------------
from the date hereof, Schlumberger shall advise and consult with Hanover, working with Hanover's Designated Employees and international human resources personnel, in hiring, training and overseeing foreign nationals who shall be employed by Hanover in each Cooperative GeoMarket. Such advice and consultation shall include the areas of tax compliance, payroll management, expatriate packages, housing, safety, INS issues, compensation structures and evacuation/repatriation services.

     3.4  Most Favored Supplier Status.

          (a)  General. During the Term of this Agreement, Hanover shall be the
               -------
most favored supplier ("Most Favored Supplier"), with such rights and
                        ---------------------
obligations set forth herein, with respect to Schlumberger's and its affiliates' outsourcing requirements for all products and services within the MFS Scope.

          (b)  Rights of Most Favored Supplier. As Most Favored Supplier,
               -------------------------------
Hanover shall have the opportunity to fill all of Schlumberger's and/or its affiliates' needs with respect to each Qualified Project (as defined below), to the exclusion of other suppliers, subject to Hanover's demonstrated competitiveness as to cost, specification conformity, delivery, quality and local content (if required in connection with a non-U.S. Qualified Project) or other variables relevant to that type of Qualified Project (each a "Specification" and collectively, the "Specifications"). A "Qualified Project"
 -------------                         --------------       -----------------
shall mean, subject to Section 3.4(c), any project anywhere in the world
                       --------------
conducted by, or proposed to be conducted by, Schlumberger or any of its affiliates that requires, or would require, any of the products or services within the MFS Scope. To the extent practicable, Schlumberger shall notify Hanover of each Qualified Project with at least twenty (20) days advance notice (or such additional notice as is reasonable and customary in light of the size and scope of the Qualified Project) to provide Hanover the opportunity to submit a quote with respect to Hanover's intended workscope (a "Hanover Quote"). With
                                                         -------------
respect to each Qualified Project as to which Hanover submits a Hanover Quote, Schlumberger shall determine, in its reasonable discretion, whether such Hanover Quote is competitive as follows:

               (i)  United States Projects. For Qualified Projects that are in
                    ----------------------
the United States, STC or its designated affiliates (collectively, "Schlumberger
                                                                    ------------
US") shall be required to evaluate the Hanover Quote prior to soliciting or
--
evaluating additional quotes from other suppliers. If Schlumberger US determines, in good faith and exercising its commercially reasonable discretion, that the Hanover Quote is competitive with respect to the Specifications as a whole, Schlumberger US shall accept it. If Schlumberger US determines, in good faith and exercising its commercially reasonable discretion, that the Hanover Quote is not competitive with respect to the Specifications as a whole, Schlumberger US shall promptly notify Hanover in writing thereof, which notice shall specify with reasonable particularity the basis for its decision. After the receipt of such revised Hanover Quote or the expiration of such one to three day period, Schlumberger US will have the right to solicit quotes from third parties against which the Hanover Quote will be evaluated. Following the receipt of additional quotes, Schlumberger US will have the right to select any quote Schlumberger US determines, in good faith and exercising its commercially reasonable discretion, to be more competitive with respect to the Specifications as a whole than the Hanover Quote. Hanover agrees to use commercially reasonable efforts to submit its quotes, or to notify Schlumberger US of its desire not to submit a quote, in a timely manner and to use good faith in determining the Specifications of its quotes. Notwithstanding anything herein to the contrary, if Hanover submits a quote to Schlumberger US and any other party with respect to the same Qualified Project, Schlumberger US shall be entitled to solicit quotes concurrently from Hanover and other suppliers against which the Hanover Quote will be evaluated. In such case, and with respect to such Hanover Quote, Hanover and Schlumberger shall follow the procedures set forth in Section 3.4(b)(ii).

               (ii)  Non-United States Projects. For Qualified Projects that are
                     --------------------------
outside the United States, SOHL or its designated affiliates (collectively, "Schlumberger Non-US") shall be entitled to solicit quotes concurrently from
 -------------------
Hanover and other suppliers against which the Hanover Quote shall be evaluated. If Schlumberger Non-US determines, in good faith and exercising its commercially reasonable discretion, that the Hanover Quote is competitive with respect to the Specifications as a whole, Schlumberger Non-US shall accept it. If Schlumberger Non-US determines, in good faith and exercising its commercially reasonable discretion, that the Hanover Quote is not competitive with respect to the Specifications as a whole, Schlumberger Non-US will have the right to accept a more competitive quote. Schlumberger Non-US shall promptly notify Hanover in writing thereof, which notice shall specify with reasonable particularity the basis for its decision. Hanover agrees to use commercially reasonable efforts to submit its quotes, or to notify Schlumberger Non-US of its desire not to submit a quote, in a timely manner and to use good faith in determining the Specifications of its quotes.

          (c)  MFS Scope.
               ---------

               (i)   The Parties agree that the "MFS Scope" shall mean
                                                 ---------
Schlumberger's or its affiliates' requirements for the products and services described on Schedule 3.4 hereto; provided, that the MFS Scope, unless otherwise
             ------------         --------
agreed by the Management Committee, shall not include the following products or services: (A) systems integration or information technology, (B) multi-phase pumping and metering, (C) remote monitoring and control of downhole equipment,
(D) wellhead to pipeline system design and project management and financing and
(E) any products or services that Schlumberger provides itself unless Schlumberger decides, in its sole discretion, to outsource its requirements for any such products or service for a particular project.

               (ii)  the Parties agree that the "MFS Scope" does not currently
                                                 ---------
include the following products or services ("Supplemental Products and Services"):

                              (A) Oil processing, consisting specifically of process heaters, free water knock outs, oil dehydration, electrostatic, thermal, mechanical, desalters, crude distillation and hydrotreating;

                              (B) Pump packages, including transfer pumps and injection pumps; or

                              (C)  Water handling equipment (but not services).

     With respect to Supplemental Products and Services, Schlumberger agrees, to the extent practicable, to notify Hanover with at least twenty (20) days advance notice (or such additional notice as is reasonable and customary) of Schlumberger projects where Schlumberger intends to have these products or services provided by a third party and to allow Hanover to submit a quote for Schlumberger's needs for such products or services. Schlumberger shall be under no obligation to select Hanover as the supplier of such products or services; provided, that if Hanover is not selected, Schlumberger shall provide Hanover with a written explanation of the reasons that Hanover was not selected.

          (d)  Miscellaneous. Notwithstanding anything herein to the contrary,
               -------------
the provisions of Sections 3.4(a) and 3.4(b) shall not apply if (i) the
                  ---------------     ------
application of such provisions would cause Schlumberger or its affiliates to breach a contractual commitment in existence on the date hereof to use another supplier with respect to specific products or services on specific projects within the MFS Scope (provided, that Schlumberger represents and warrants that no contractual commitments in existence on the date hereof confer upon any supplier other than Hanover most favored supplier or other analogous rights that would conflict with Hanover's rights hereunder with respect to gas compression products and services that are within the MFS Scope for future projects), or
(ii) the prospective customer requests another supplier or objects to the use of Hanover as a supplier (provided, that Schlumberger, its affiliates and their respective directors, officers, employees, agents and other representatives shall not solicit or otherwise encourage such request or objection). Notwithstanding anything herein to the contrary, if any of the procedures set forth in Sections 3.4(a) or 3.4(b) violate applicable law or regulations, the
         ---------------    ------
customer's written policies and procedures, or a customer otherwise objects in writing to the procedures of Sections 3.4(a) or 3.4(b), such procedures shall
                             ---------------    ------
not be followed and the Parties shall use commercially reasonable efforts to allow Hanover to submit a quote in a manner consistent with such laws, regulations or customer policies and procedures. Hanover acknowledges and agrees that Schlumberger is not representing or warranting that Hanover will be selected as a provider for any Qualified Project and that, provided Schlumberger substantially follows the procedures and satisfies its obligations set forth herein, Schlumberger shall not have any liability under this Agreement if Hanover is not so selected.

     3.5 Automation Systems Alignment/Licensing. Hanover and Schlumberger will work cooperatively to develop mutually compatible solutions in the area of automation and remote control of oilfield production equipment at sites at which the Parties operate under the Strategic Alliance. In connection herewith, Schlumberger agrees to provide to Hanover consulting advice and technical assistance with respect to the development and operation of technical solutions that monitor and collect data from, and provide remote operation of, production equipment beyond the well-head. Schlumberger and Hanover will form a technical committee that will be comprised of two members from each of Hanover and Schlumberger to discuss the technical direction, proposed development plans, and commercialization strategy for such production optimization solutions. In addition, Schlumberger consents to Hanover licensing the IP Anywhere technology directly from Wireless Matrix Corporation. Hanover agrees to provide to Schlumberger access to and information on Hanover's solution sets in the area of automation and remote control of oilfield production equipment.

     3.6 Business Process Alignment/ISO Certification/Schlumberger QHSE Standards. On or prior to the date that is three (3) months from the date hereof, Schlumberger shall, at its own cost, perform standard Schlumberger contractor due diligence audits on Hanover's processing and packaging facilities to determine if such facilities are in compliance with Schlumberger health, safety and environmental standards as in effect from time to time (the "Schlumberger QHSE Standards"), as well as the ISO certification standards (the
 ---------------------------
"ISO Certification Standards" and, together with the Schlumberger QHSE
 ---------------------------
Standards, the "Standards"). Schlumberger shall notify Hanover promptly of the
                ---------
results of such audits. If any such facility is not in compliance with the Standards, Schlumberger will, upon the request of Hanover, assist Hanover to comply with such Standards. If Hanover requests such assistance from Schlumberger, Hanover shall pay Schlumberger's standard consultant rates and other customary costs and expenses for such assistance. Schlumberger shall have no obligation to place any of its personnel at any facility that is not in substantial compliance with the Schlumberger QHSE Standards. To the extent Hanover is not in compliance with ISO Certification Standards, Schlumberger shall use its commercially reasonable efforts to extend its ISO Certification umbrella to cover Hanover in situations in which the written policies and procedures of the customer require ISO Certification. If customer policies and procedures require that Hanover's facilities meet ISO Certification Standards (and Schlumberger is unable to extend its ISO Certification umbrella to cover Hanover), Schlumberger shall contract with Hanover in arms' length transactions on a consultant basis to provide to Hanover those parts of ISO certified business that Hanover chooses not to handle internally and that Schlumberger is capable of handling. The Parties agree that any facility which the Parties operate together shall comply with Schlumberger QHSE Standards.


                                  ARTICLE IV

                               TERM AND PAYMENT

     4.1 Consideration. In consideration of Schlumberger's entry into this Agreement, the performance of the obligations and duties set forth herein, and the sale of the assets and the assignments of rights granted herein, Hanover has delivered to (i) SOHL $6,281,200 in cash and 114,424 shares of common stock of Hanover Compressor Company, a Delaware corporation and the parent of Hanover ("Parent"), and (ii) STC $2,826,500 in cash and 51,491 shares of common stock of
  ------
Parent ((i) and (ii), collectively, the "Alliance Consideration"). Payment of
                                         ----------------------
the Alliance Consideration by Hanover to SOHL was a condition precedent to the obligations of Schlumberger to perform under this Agreement.

     4.2 Initial Term. Unless earlier terminated as hereinafter set forth, this Agreement shall become effective on the date first set forth above, and shall continue in effect for a period of five (5) years thereafter (the "Term").
                                                                   ----

     4.3 Additional Terms. Unless terminated by either Party by written notice served thirty (30) days prior to the end of the initial Term or any additional Term, the Term of this Agreement will be automatically extended for successive one (1) year periods.

     4.4 Termination for Default or Otherwise. Notwithstanding the foregoing, this Agreement may be terminated:

          (a)  at any time upon the mutual written agreement of the Parties;

          (b) immediately by Schlumberger if Hanover breaches a material provision of the Stock Purchase Agreement or the Hanover Note (as defined in the Stock Purchase Agreement) that results in Schlumberger having the right to demand registration of all Hanover Stock received under this Agreement pursuant to the terms of the Registration Rights Agreement (as defined below);

          (c) immediately by Schlumberger if Hanover breaches a material provision of this Agreement and such breach continues uncured for a period of thirty (30) days after Hanover's receipt of written notice from Schlumberger thereof;

          (d) immediately by Hanover if Schlumberger breaches a material provision of this Agreement and such breach continues uncured for a period of thirty (30) days after Schlumberger's receipt of written notice from Hanover thereof;

          (e) immediately by Schlumberger if the Performance Goals are not met solely as a result of Hanover's refusal or unwillingness to commit the necessary resources to the activities under the Strategic Alliance, which failure continues uncured for a period of ninety (90) days after Hanover's receipt of written notice from Schlumberger thereof;

          (f) immediately by Schlumberger if any competitor, or any person or entity controlled by a competitor, of Schlumberger's Oilfield Services Businesses (as defined below), acquires, directly or indirectly, an interest in Parent exceeding the greater of ten percent (10%) or the percentage then held by Schlumberger of the then issued and outstanding shares of Parent capital stock entitled to vote in the election of directors, or otherwise acquires a contract right to designate a person to serve on the board of directors of Parent or Parent's ultimate parent company; provided, that issuance to such competitor of such shares or contract rights shall not give rise to a termination right if approved by Schlumberger's designee to the Parent board of directors. "Oilfield
                                                                       --------
Services Businesses" shall mean Schlumberger's role as a contract supplier of
-------------------
products, services and technology in the drilling activities relating to oil and gas wells, the development of oil and gas fields, and the management and production thereof, together with any natural evolution thereof. The Parties agree that companies whose primary businesses are midstream (e.g. El Paso, Dynergy, Reliant Energy, Kinder Morgan, Enron Corp. and The Williams Companies Inc.), shall not be deemed a competitor of Schlumberger's Oilfield Services Businesses; or

          (g) immediately by Schlumberger if any Primary Competitor, or any person or entity controlled by such Primary Competitor, of Schlumberger's Information Technology Solutions Businesses (as defined below) acquires, directly or indirectly, an interest in Parent exceeding the greater of ten percent (10%) or the percentage then held by Schlumberger of the then issued and outstanding shares of Parent capital stock entitled to vote in the election of directors, or otherwise acquires a contract right to designate a person to serve on the board of directors of Parent or Parent's ultimate parent company; provided, that issuance to such competitor of such shares or contract rights shall not give rise to a termination right if approved by Schlumberger's designee to the Parent board of directors. The term "Primary Competitor" shall
                                                     ------------------
mean any of five (5) competitors of Schlumberger's Information Technology Solution Businesses (as defined below) who shall be designated as such by Schlumberger in a written notice to Hanover; provided, that Schlumberger may
                                             --------
only modify such list of Primary Competitors one (1) time in any calendar year. Schlumberger's "Information Technology Solutions Businesses" shall mean
                -------------------------------------------
Schlumberger's role as a contract supplier of customized network solutions and solutions using information technology for systems integration, mobile telecom, banking and finance, public utilities and network solutions, whether inside or outside of the Oilfield Services Services Businesses. Schlumberger designates its initial five Primary Competitors as (i) GM-Plus, (ii) EDS, (iii) IBM, (iv) SAIC, and (v) Cap Gemini.

          (h) by either Party, if any proceeding in bankruptcy or reorganization or for the appointment of a receiver or trustee or any other proceeding under any law for the relief of debtors instituted by or against the other Party is not dismissed within sixty (60) days of its commencement, or immediately if the other Party makes a general assignment for the benefit of its creditors.

          Neither Party shall have any liability for termination of the Agreement pursuant to this Section 4.4 or any further obligation following such
                           -----------
termination; provided, that (1) any term or provision of this Agreement or any referenced agreement that is specifically stated to survive the termination of this Agreement shall so survive, (2) such termination shall not affect a Party's rights with respect to any pre-termination breach of the provisions of this Agreement, and (3) termination of this Agreement shall not result in a diminution or modification of obligations of either Party to provide ongoing products or services to customers or with respect to the Parties' obligations, if any, relating to any quotes submitted prior to such termination. Each Party may continue to exercise its rights hereunder to the extent necessary to allow such Party to fulfill its obligations to customers or under any quotes submitted prior to termination hereof.

     4.5 Registration Rights Agreement. On the date hereof, Parent has executed and delivered a Registration Rights Agreement to Schlumberger (the "Registration
                                                                    ------------
Rights Agreement") with respect to the registration for sale under the
----------------
Securities Act of 1933, as amended (the "Securities Act"), of the shares of
                                         --------------
Parent common stock included in the Alliance Consideration (the "Alliance
                                                                 --------
Stock").
-----

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     5.1 Representations and Warranties of the Parties. Each Party represents and warrants to the other as follows:

          (a) it is corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or partnership power and authority and all material licenses, permits and authorizations necessary to own or lease and operate its properties and assets and to carry on its business as now being conducted, and it is not subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction;

          (b) it has full corporate power and authority to execute this Agreement and to take all actions required by, and to perform the obligations contained in, this Agreement, and that each Party's obligations under this Agreement do not conflict with its obligations under any other agreement to which it may be a party; and

          (c) the performance of its obligations under this Agreement complies and will comply with all applicable federal, state, local and foreign laws and regulations.

     5.2 Additional Representation of Schlumberger. Schlumberger is not acquiring the Alliance Stock with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Schlumberger understands that except as provided in the Registration Rights Agreement: (a) the Alliance Stock has not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (i) subsequently registered thereunder, or (ii) an exemption exists permitting such Alliance Stock to be sold, assigned or transferred without such registration, and (b) except as provided in the Registration Rights Agreement, neither Hanover nor any other person is under any obligation to register the Alliance Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as set forth in the Registration Rights Agreement.

     5.3 Survival of Representations and Warranties. The representations and warranties contained in this Article V shall continue in effect after the
                             ---------
execution and delivery of this Agreement, and shall survive the expiration or earlier termination of this Agreement.


                                  ARTICLE VI

                                     TAXES

     6.1 Taxes. Each Party shall pay and agrees to indemnify and hold the other Party harmless from and against any and all liabilities or claims for taxes (but not including any fines, penalties and interest relating thereto) which any taxing authority claiming jurisdiction may assess or levy against the indemnified Party on account of or resulting from operations, sales or services made or rendered by the indemnifying Party pursuant to this Agreement; provided, however, that such indemnification obligation:

     (i) shall be reduced by the value of any tax benefit realized by the indemnified Party in satisfying the tax liability being indemnified;

     (ii) shall be limited to the actual tax benefit realized (determined without regard to any net operating loss, net capital loss, or tax credit otherwise available to the indemnifying Party and not related to or resulting from the indemnified tax liability) by the indemnifying Party as a result of the tax authorities' imposition of taxes on the indemnified Party; and

     (iii) shall be increased such that the after-tax value of the payment to the indemnified Party shall equal the amount (after the application of clauses
                                                                       -------
(i) and (ii)) of the liability or claim so indemnified.
---     ----

     Each Party shall make all tax reports and take all actions consistent with the foregoing, including amending the indemnifying Party's relevant tax returns to the extent that such return reflects income, gain, loss, credits, receipts or other items that a taxing authority has otherwise required to be reported by the indemnified Party.

     6.2 Withholding Taxes. In the event that it is so required by law, each Party reserves the right to, and each Party hereby acknowledges and agrees that the other Party may, withhold tax for the account of the other Party from payments due and owing from one Party to the other Party. Each Party acknowledges that if such withholding is required, all payments due and owing would be net of such withholding. The Party withholding such tax shall make every effort to obtain and provide the other Party with an original copy of the authorized tax receipt in respect of the withholding and payment of such taxes. Provided further, that both Parties undertake and agree to use their best endeavors to cooperate in good faith to ensure that withholding tax or taxes that may become payable by either Party are minimized, reduced or eliminated in accordance with applicable law without undue detriment to (or any obligations to incur any material costs by) the undertaking Party.

     6.3 Sales and Value Added Tax. The invoicing Party shall be responsible for the collection and remittance of any sales tax or value added tax imposed and required to be paid under applicable law. The invoicing Party will use all available exemptions where relevant.

     6.4 Definitions. For purposes of this Agreement, the expression "tax" or "taxes" shall mean any tax, duty or other charge whatsoever, now in existence or enacted in the future, including: taxes covering income, excess profits, royalties, turnover, sale, and employment taxes; value added taxes; customs duties, surtaxes, import, sales taxes and other legal imposts levied or charged on a Party's equipment, materials and/or supplies imported for the purpose of performing operations, sales or services under this Agreement; property taxes assessed against the property, equipment, materials, consumables or supplies of a Party; together with all penalties, interest, assessments and charges arising out of late payment or non-payment, levied, charged, or assessed by any government entity, unless incurred solely due to the negligence of one party, in which case such penalties, interest, assessments and charges shall not be indemnified under this Agreement.


                                  ARTICLE VII

                         INDEMNIFICATION AND INSURANCE

     7.1 INDEMNIFICATION. UNLESS MUTUALLY AGREED IN WRITING BY THE PARTIES (OR THE RELEVANT PARENT, SUBSIDIARY, AFFILIATED OR RELATED COMPANIES OF THE RESPECTIVE PARTIES), EACH PARTY ("INDEMNITOR") AGREES TO RELEASE, PROTECT,
                                  ----------
DEFEND, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY, ITS PARENT, SUBSIDIARY AND AFFILIATED OR RELATED COMPANIES AND ALL OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, INVITEES AND REPRESENTATIVES (COLLECTIVELY, "INDEMNITEES") FROM AND
                                                        -----------
AGAINST ANY AND ALL CLAIMS, LOSSES, COSTS, DEMANDS, SUITS, JUDGMENTS, PENALTIES, DAMAGES, SETTLEMENTS (APPROVED BY INDEMNITOR), LIABILITIES, DEBTS, EXPENSES AND CAUSES OF ACTION OF WHATSOEVER NATURE, INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEY'S FEES AND COSTS OF LITIGATION (COLLECTIVELY "CLAIMS") BROUGHT BY A
                                                       ------
THIRD PARTY IN RESPECT OF PERSONAL OR BODILY INJURY TO, SICKNESS, DISEASE OR DEATH OF THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, INVITEES OR REPRESENTATIVES (WHICH SHALL NOT INCLUDE ANY OF THE INDEMNITEES) OF THE INDEMNITOR, ITS PARENT, SUBSIDIARIES OR AFFILIATED COMPANIES (COLLECTIVELY, "INDEMNITOR GROUP") AND IN RESPECT OF LOSS OF OR DAMAGE TO PROPERTY OF ANY OF
 ----------------
THE INDEMNITOR GROUP, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF WHETHER ATTRIBUTABLE TO STRICT LIABILITY, STATUTORY LIABILITY, PRODUCTS LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF DUTY (STATUTORY OR OTHERWISE), THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OR ANY OTHER FAULT OR RESPONSIBILITY OF THE INDEMNITEES, ANY OF THE INDEMNITOR GROUP OR ANY OTHER PERSON.

     7.2 Insurance. Each Party agrees to maintain adequate insurance (including excess coverage) in the forms and amounts deemed in its sole discretion to adequately cover it against the risks inherent in performing its obligations under this Agreement. Each policy of insurance of an Indemnitor hereunder shall name the other Party, its parent, subsidiary and affiliated or related companies, and all of their respective officers, directors, employees, and representatives as an additional insured, provide and contain a waiver of subrogation against the other Party, its parent, subsidiary and affiliated or related companies, and all of their respective officers, directors, employees, and representatives to the extent of the indemnity obligations assumed by such Indemnitor. Upon reasonable request, each Party will provide the other with a certificate of insurance evidencing such coverage. Each Party may be entitled to self insure. Where appropriate joint insurance shall be arranged on behalf of both Parties with terms and conditions to be agreed by both Parties.

     7.3 Survival. The indemnification provided in this Article VII shall survive the termination of this Agreement and shall continue in full force and effect until the expiration of statute of limitation with respect to any Claim.

                                 ARTICLE VIII

                            PROPRIETARY INFORMATION

     8.1  Proprietary Information. "Proprietary Information" shall mean, and
                                    -----------------------
shall include but not be limited to, each of the Party's respective proprietary ideas, concepts, development plans for new or improved products or processes, data, formulae, techniques, designs, sketches, know-how, photographs, plans, drawings, specifications, samples, test specimens, reports, client and/or customer lists, sales information, price lists, findings, studies, or inventions, whether patentable or not, trade secrets, and the like.

     8.2 Disclosure. Notwithstanding anything to the contrary in this Agreement, disclosure, as permitted hereunder, of Proprietary Information shall only be made to the extent the Parties may agree, there being no obligation on the part of either Party to disclose any Proprietary Information to the other Party. The disclosing Party may make disclosure of Proprietary Information orally, in writing, whether by hands or electronic copy, or partly orally and partly in writing. The receiving Party agrees to return all written copies of Proprietary Information to the disclosing Party and destroy all electronic copies of Proprietary Information upon termination of this Agreement or such earlier time, upon request of the disclosing Party.

     8.3 Covenant. The receiving Party, on behalf of itself and its affiliates, hereby covenants and agrees that: (i) it shall treat all such Proprietary Information received from the disclosing Party as a trade secret, proprietary in nature to the disclosing Party, and will safeguard the secrecy of Proprietary Information by following commercially reasonable procedures to safeguard such information, such efforts to be no less than the efforts used for its own valuable confidential information and trade secrets; and shall use the other's Proprietary Information only for the purposes of this Agreement or the Strategic Alliance, as the case may be; (ii) the Proprietary Information shall be disclosed only to persons within the receiving Party engaged in activities within the scope of the Agreement or the relevant project, as the case may be, and as have the need to know such information in connection with such activities ("Engaged Persons") and who have signed appropriate written agreements that
  ---------------
include the same obligations with respect to Proprietary Information provided herein; (iii) it shall be responsible for compliance with this Section 8.3 by
                                                               -----------
each Engaged Person; (iv) without prior written consent, such Party shall not disclose the Proprietary Information it has received from the other Party to any third person other than Engaged Persons, except as set forth in this Section
                                                                     -------
8.3; and (v) it shall not use, or allow any of its affiliates to use, any
---
Proprietary Information of the other Party in the pursuit and/or execution of any business opportunity outside the Strategic Alliance.

     8.4 Authorization. The receiving Party covenants and agrees not to use, sell, lease, license or otherwise commercially use Proprietary Information of the disclosing Party (except as otherwise contemplated herein) unless express, prior authorization in writing is obtained from an authorized officer of the disclosing Party.

     8.5 Right to Disclose. Notwithstanding anything herein to the contrary, the receiving Party shall have the right to use or disclose any information:

          (a) which is, at the time of disclosure, known to the trade or the public;

          (b) which becomes at a later date known to the trade or the public through no fault of the receiving Party and then only after said later date;

          (c) which is possessed by the receiving Party, as evidenced by the receiving Party's written records, before receipt thereof from the disclosing Party;

          (d) which is disclosed to the receiving Party by a third party who the receiving Party believes in good faith has an independent right to such information; or

          (e) which is developed by the receiving Party without assistance from the information received from the disclosing Party, as evidenced by the receiving Party's written records.

     8.6 No Rights to Proprietary Information. By making Proprietary Information or other evaluative or informational materials available hereunder, neither Party is or shall be deemed to be granting (expressly or by implication) any license or other property right under or with respect to any trade secret, copyright, trademark or other proprietary, intellectual or other property right.

     8.7 Legal Process. In the event that either Party is requested or compelled pursuant to a subpoena, oral questions, interrogatories, requests for information or documents, court order, civil investigative demand, or other legal process (collectively, a "Legal Process"), to disclose any Proprietary
                                -------------
Information of the other Party in a manner or circumstance not otherwise permitted hereunder, the Party being so requested or compelled shall provide the other Party with prompt written notice of such Legal Process so that such Party may seek an appropriate protective order or waive compliance with the provisions of this Agreement. The Party being so requested or compelled will make reasonable efforts to avoid any such disclosure and shall not oppose, and will reasonably cooperate with, any efforts by the other Party to obtain an appropriate protective order to assure that confidential treatment will be accorded to such Proprietary Information. If the other Party is not successful in obtaining such a protective order, the Party being so requested or compelled, after exercising good faith efforts to obtain reliable assurances that confidential treatment will be accorded the Proprietary Information, may disclose that portion of the Proprietary Information that its counsel advises it in writing it is required to disclose under applicable law in order to comply with such Legal Process to avoid being liable for contempt, censure or penalty. Any disclosure of Proprietary Information as permitted under this Section 8.7
                                                                  -----------
shall not otherwise affect the confidential, proprietary nature of the Proprietary Information or the Receiving Party's obligations hereunder.

     8.8  Survival. The obligations of the Parties pursuant to this Article VI
                                                                    ----------
shall survive the termination of this Agreement.

                                  ARTICLE IX

                          INVENTIONS AND DISCOVERIES

     9.1 Single Party Inventions and Discoveries. Inventions, discoveries, developments, or other work product, including but not limited to copyrightable works, trademarks, trade dress, trade names, domain names, and Proprietary Information, including without limitation any modifications, improvements, enhancements and the like thereto, whether patentable or not (collectively, "Intellectual Property") of either Party ("Originating Party") developed,
 ---------------------                     -----------------
created or otherwise existing without the participation of the other Party hereto, whether developed prior to, during, or after the term of this Agreement, shall be and remain the exclusive property of such Originating Party. Such party shall be free to establish, protect, maintain, use and otherwise exploit such Intellectual Property in its sole discretion, without the consent of, or payment to, the other party hereto.

     9.2 Joint Inventions and Discoveries. Any Intellectual Property jointly developed by the Parties ("Joint Intellectual Property") hereunder shall be
                           ---------------------------
jointly owned and jointly commercialized by them. "Jointly developed" shall mean
                                                   -----------------
that the parties have each contributed in a meaningful manner to the development either financially or in services. Unless separately provided otherwise under later agreement, the Parties shall mutually determine any efforts necessary to establish, protect, maintain, use and otherwise exploit Joint Intellectual Property. The Parties shall each execute any documentation necessary to establish such joint ownership, and shall ensure that any personnel, whether employees, independent contractors, or others, who provide services related to the foregoing Joint Intellectual Property have executed any documents necessary to permit the foregoing joint ownership. Each Party, as an Originating Party, agrees to grant to the other Party a non-exclusive, perpetual right and license to any Intellectual Property of the Originating Party necessary to permit such Party to exercise its rights to Joint Intellectual Property under this Section
                                                                       -------
9.2.
---

                                   ARTICLE X

                                NON-COMPETITION

          During the Term of this Agreement, Hanover shall not, and shall cause its Affiliates not to, enter into any alliance that would reasonably be expected to enable a primary competitor of Schlumberger to enter or advance in (i) the field of multi-phase metering and pumping, (ii) the remote monitoring and control of downhole equipment or (iii) systems integration or information technology businesses. During the Term of this Agreement, Schlumberger shall not, and shall cause its Affiliates not to, enter into any alliance that would reasonably be expected to enable a competitor of Hanover to enter or advance in the products or services covered by the MFS Scope. Neither Schlumberger or Hanover shall participate in the preparation or submission of any quote that competes with a quote with respect to a Designated B.O.O. Project. Hanover agrees that if it submits a quote to Schlumberger with respect to any Qualified Project or with respect to Supplemental Products and Services for a project, Hanover will not submit a quote or provide services to any other party with respect to such project on terms that are any more favorable than those included in the Hanover quote. Once Schlumberger informs Hanover that Hanover's quote will be accepted with respect to any project, Hanover agrees to not submit any additional quotes to any other party with respect to such project (but shall not be precluded from honoring previously submitted quotes). Notwithstanding the foregoing, nothing herein shall prevent Hanover from continuing its alliance with Aurion Technologies, Inc., Hanover Measurement Services and Reliant Energy. If any court of competent jurisdiction shall finally hold that the time, territory or any other provision set forth in this
Article X constitutes an unreasonable restriction, such provision shall not be
---------
rendered void, but shall apply as to such time, territory or to such other extent as such court may determine constitutes a reasonable restriction under the circumstances involved. Each Party acknowledges that the restrictions contained in this Article X are reasonable and necessary to protect the
                  ---------
legitimate interests of the other Party and that any breach by such Party of any provision hereof will result in irreparable injury to other Party. Each Party acknowledges that, in addition to all remedies available at law for such Party's breach hereof, the other Party shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all losses and damages.


                                  ARTICLE XI

                        WITHHOLDING OF INTEREST PAYMENTS

     Schlumberger may withhold amounts owed to Hanover hereunder to offset interest amounts then due and payable (including amounts paid-in-kind) by Parent to Camco International Inc., a Delaware corporation ("Camco"), pursuant to that certain $150,000,000 principal amount subordinated promissory note of even date herewith issued by Parent to Camco.


                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Legal Relationship of Parties. This Agreement and the Strategic
          -----------------------------
Alliance contractual relationship defined hereunder shall not constitute, create, or in any way be interpreted as, a joint venture, partnership or formal business organization of any kind, for tax purposes or otherwise. Neither Party shall, except as specifically authorized hereunder, act as an agent or representative of the other Party for any purpose whatsoever. Except as expressly provided herein; (a) no Party shall have the authority to bind the other Party or make any commitment or incur any costs or expenses for or in the name of the other Party, and (b) no Party hereto shall be responsible in any way for any obligation or liability incurred or assumed by any other Party. No employee of any Party shall be deemed to be the employees or servants of the other Party for any purpose. No Party shall have any fiduciary duty to the other, no special relationship between the Parties shall be deemed to exist, and no duties not specifically set forth in this Agreement shall exist between the Parties.

     12.2 Non-Exclusivity. It is the intention of the Parties to operate under the MFS Relationship and the Strategic Alliance set forth in this Agreement to pursue the award of business and contracts involving the business activities of both Parties relating to projects as outlined herein; however, it is understood and agreed that if either Party is desirous of pursuing business opportunities that would not be covered by the terms of the MFS Relationship or the Strategic Alliance set forth herein and which would exclude or preclude the other Party, such

Party, such Party may pursue such opportunities, in its sole discretion, and such event will not constitute a breach of this Agreement.

     12.3 Compliance With Laws. Except as otherwise provided herein, each Party shall be solely responsible for obtaining any and all necessary visas, work permits, clearances, customs and other government authorizations, permits and authorizations required for performing any work that may arise for a client which originates out of or relates to this Agreement. Each Party agrees that all work performed hereunder shall be conducted in accordance with all applicable laws, including governmental safety regulations, standards, procedures and precautions, and that in connection therewith it employs all necessary or required protective equipment and devices. Each Party agrees to abide and be bound by the other Party's policies governing the conduct and safety of personnel having access to the other Party's facilities or its client's facilities, including without limitation, the other Party's policies regarding illegal and unauthorized articles, and drug and alcohol policies. The Parties shall provide each other with copies of all relevant policies as soon as possible after the execution of this Agreement.

     12.4 Assignment. This Agreement shall not be assigned, in whole or in part, by any Party without the prior written consent of the other Parties, which consent may be withheld at the sole discretion of the Parties.

     12.5 Publicity. Hanover and Schlumberger acknowledge that they may wish, from time to time, to use advertising or other similar media vehicle for the purposes of making public and promoting this Agreement and the preferred supplier and alliance relationship established hereunder. Hanover and Schlumberger shall agree to the use of their respective trademarks, service marks, trade names, company names and logos on a case by case basis and shall do so in writing.

     12.6 Entire Agreement. This Agreement and the Exhibits hereto contain the entire understanding among the Parties hereto with respect to the subject matter hereof and supercede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supercede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by agreement between the Parties in writing.

     12.7 Notices. All written notice to be given hereunder shall be deemed given: (a) when received if given in person or by courier, (b) on the date of transmission if sent by telex, telecopy or other wire transmission (receipt confirmed), (c) if to U.S. addresses, three (3) days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, and (d) if to U.S. addresses, if sent by a nationally recognized overnight delivery service, the day following the date given to such overnight delivery service (specified for overnight delivery) or if to non-U.S. addresses, if sent by an internationally recognized overnight delivery service, the third (3/rd/) day following the date give to such delivery service (specified for 2/nd/ day delivery). All notices and other communications provided for in this Agreement shall be addressed as follows:

        If to STC, addressed as follows:

               SCHLUMBERGER TECHNOLOGY CORPORATION
               300 Schlumberger Drive MD:23
               Sugar Land, Texas 77476
               Attention: General Counsel
               Telephone: (281) 285-8414
               Facsimile: (281) 285-6952

        with a copy to:

               Gray Cary Ware & Freidenrich LLP
               1221 South MoPac, Suite 400
               Austin, Texas 78746
               Attention: Brian P. Fenske, Esq.
               Facsimile: (512) 457-7001
               Telephone: (512) 457-7145

        If to SOHL, addressed as follows:

               SCHLUMBERGER OILFIELD HOLDINGS LTD.
               Craiymuir Chambers
               P.O. Box 71
               Road Town, Tortola, BVI
               Attention: General Counsel

        with a copy to:

               Gray Cary Ware & Freidenrich LLP
               1221 South MoPac, Suite 400
               Austin, Texas 78746
               Attention: Brian P. Fenske, Esq.
               Facsimile: (512) 457-7001
               Telephone: (512) 457-7145

        If to Hanover, addressed as follows:

               Hanover Compression Limited Partnership
               12001 North Houston Rosslyn
               Houston, Texas 77806
               Attention: William S. Goldberg
               Telephone: (281) 447-8787
               Facsimile: (281) 447-0821
     with a copy to:

           Latham & Watkins
           Sears Tower, Suite 5800
           Chicago, Illinois 60606
           Attention: Richard S. Meller, Esq.
           Telephone: (312) 876-7700
           Facsimile: (312) 993-9767


     12.8 Forum; Waiver of Jury Trial. Each party agrees that any suit, action or proceeding brought by such party against the other in connection with or arising from this Agreement ("Judicial Action") shall be brought solely in a state or federal court located in Houston, Harris County, Texas, and each party consents to the jurisdiction and venue of each such court. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY JUDICIAL ACTION.

     12.9 Limitation on Damages. In no event shall Schlumberger's or Hanover's aggregate liability for breach or default of this Agreement exceed $14,500,000.

     12.10 Costs and Expenses. Each Party shall bear any and all respective costs and expenses it may incur in connection with performing its obligations under this Agreement.

     12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

     12.12 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     12.13 Waiver. Failure or delay in the prompt enforcement of any right hereunder shall in no way be construed as a waiver of such right. No right or remedy hereunder of a party shall be deemed waived except pursuant to a written waiver executed by the party against whom the waiver is to be enforced. Waiver of any provision of this Agreement on any occasion shall not be construed as a waiver of any other provision or that provision on any other occasion.

     12.14 Compliance with FCPA. The Parties recognize that the United States Foreign Corrupt Practices Act of 1977, as amended (the "Act"), prohibits the
                                                        ---
payment or giving of anything of value either directly or indirectly by an American company or citizen to an official of a foreign government for the purpose of influencing an act or decision in his official capacity, or inducing him to use his influence with the foreign government, to assist a company in obtaining or retaining business for or with, or directing business to, any person. The Parties covenant that they are familiar with the Act and its purposes and represent that they and their owners, officers, directors and employees are not officials, officers or representatives of any government or political party or candidates for political office and covenant and represent further that no part of any compensation will be accepted or used by the Parties for any purpose, nor will it take any action, which would constitute a violation of any law of the United States of America, including the Act.

     12.15 Further Assurances. The Parties shall each take such actions and execute such documents as may be necessary to accomplish the provisions of this Agreement.

     12.16 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE CONFLICTS OF LAW RULES, OF THE STATE OF TEXAS.


                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of the date and year first above written.


                              SCHLUMBERGER OILFIELD HOLDINGS LIMITED

                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________


                              SCHLUMBERGER TECHNOLOGY CORPORATION

                              By:___________________________________________
                              Name:_________________________________________
                              Title:________________________________________


                              HANOVER COMPRESSION LIMITED PARTNERSHIP
                              By:___________________________________________
                              Name:  Michael J. McGhan
                              Title: President and Chief Executive Officer

     Each of the following have caused this Most Favored Supplier and Alliance Agreement to be executed on its behalf to acknowledge and agree to the provisions of Article XI relating to certain holdbacks that serve as set-offs against amounts owing under the Hanover Note to which the undersigned will be parties.


CAMCO INTERNATIONAL INC.

By:__________________________________________
Name:________________________________________
Title:_______________________________________


HANOVER COMPRESSOR COMPANY

By:__________________________________________
Name:  Michael J. McGhan
Title: President and Chief Executive Officer

                                      ii